Exhibit 25.01

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

Not Applicable	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

420 Montgomery Street
San Francisco, CA	94163
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-172
Sixth and Marquette, 17th Floor
Minneapolis, MN 55479
(agent for services)

Adaptec, Inc.

(Exact name of obligor as specified in its charter)

Delaware	94-2748530
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

691 S. Milpitas Blvd., Milpitas, CA	95035
(Address of principal executive offices)	(Zip code)

3% Convertible Subordinated Notes due 2007
(Title of the indenture securities)

Item 1. General Information.  Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Treasury Department Washington, D.C. 20230

Federal Deposit Insurance Corporation Washington, D.C. 20429

Federal Reserve Bank of San Francisco San Francisco, CA 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.	Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001.

Exhibit 3.

A copy of the authorization of the trustee to exercise corporate trust powers.
A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001.

Exhibit 4.	Copy of By-laws of the trustee as now in effect.

Exhibit 5.	Not applicable.

Exhibit 6.	The consents of United States institutional trustees required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the day of 28th of March, 2002.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Jeanie Mar
Name:	Jeanie Mar
Title:	Vice President

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